AMENDMENT

TO THE

AMENDED AND RESTATED BYLAWS

OF

FEDERATED NATIONAL HOLDING COMPANY

Pursuant to Article X of the Amended and Restated Bylaws (the "Bylaws") of Federated National Holding Company (the "Company"), the Bylaws are hereby amended as follows:

1.       Article II, Section 2 of the Bylaws is hereby deleted in its entirety and replaced as follows:

Section 2.     Special Meetings. Except as otherwise required by law and subject to the rights of the holders of the Preferred Stock, special meetings of shareholders of the Company may be called only by (i) the Board of Directors pursuant to a resolution approved by a majority of the entire Board of Directors, (ii) the Company's Chief Executive Officer or (iii) holders of record who hold, in the aggregate, a net long position (as defined below) in shares representing at least twenty-five percent (25%) of the outstanding shares of the Company (the "Requisite Percentage") at the time the special meeting is called and who continue to hold such Requisite Percentage through the date of such special meeting of the shareholders of the Company, subject to and in compliance with the procedures and other requirements as provided herein. Special meetings of shareholders may be held at such time and date, and at such place, within or without the State of Florida, as shall be designated by the Board of Directors and set forth in the notice of meeting required pursuant to Section 3 of this Article. Notwithstanding anything contained in these Bylaws to the contrary, this Article II, Section 2 shall not be altered, amended or repealed except by an affirmative vote of at least a majority of the outstanding shares of capital stock of the Company entitled to vote at a shareholders' meeting duly called for such purpose. Only such business as is set forth in the notice of a special meeting may be transacted at such Special Meeting.

(a)     In order for a special meeting to be called upon shareholder request ("Shareholder Requested Special Meeting"), one or more requests for a special meeting (each, a "Special Meeting Request" and, collectively, the "Special Meeting Requests"), must be signed by Proposing Persons that have a combined Net Long Position of at least the Requisite Percentage. In determining whether a Shareholder Requested Special Meeting has been properly requested by Proposing Persons that have a combined Net Long Position of at least the Requisite Percentage, multiple Special Meeting Requests delivered to the Secretary will be considered together if (i) each Special Meeting Request generally identifies the same purpose or purposes of the Shareholder Requested Special Meeting and generally the same matters proposed to be acted on at such meeting (in each case as determined in good faith by the Board of Directors), and (ii) such Special Meeting Requests have been dated and delivered to the Secretary within thirty (30) days of the earliest dated Special Meeting Request. Additionally, the Special Meeting Request(s) shall provide in reasonable detail, the following:

(1)     As to each Proposing Person, (w) the name and address of such Proposing Person (including, if applicable, the name and address as they appear on the Company's books), (x) reasonable evidence demonstrating the Proposing Person's Net Long Position, (y) a representation that such Proposing Person intends to hold a Net Long Position of at least the Requisite Percentage through the date of the Shareholder Requested Special Meeting, and (z) an acknowledgment by the Proposing Person that any reduction in such Proposing Person's Net Long Position with respect to which a Special Meeting Request relates following the delivery of such Special Meeting Request to the Secretary shall constitute a revocation of such Special Meeting Request to the extent such reduction results in such Proposing Person(s) no longer owning, together with all other deemed Proposing Persons pursuant to this clause at least the Requisite Percentage (provided that the change of any right to acquire capital share into such capital share will not be considered a reduction);

(2)     As to the purpose or purposes of the Shareholder Requested Special Meeting, a reasonably brief statement of the purpose or purposes of the Shareholder Requested Special Meeting, the matter(s) proposed to be acted on at the Shareholder Requested Special Meeting and the reasons for conducting such business at the Shareholder Requested Special Meeting, and the text of any proposal or business to be considered at the Shareholder Requested Special Meeting (including the text of any resolutions proposed to be considered and, in the event that such business includes a proposal to amend the Articles of Incorporation or Bylaws, the language of the proposed amendment); and

(3)     To the extent not duplicative of the information called for by Article II, Section 2, the information as would be required by Article II, Section 10 of these Bylaws, including, without limitation, the information regarding any material interest of the Proposing Person in the matter(s) proposed to be acted on at the Shareholder Requested Special Meeting, all agreements, arrangements or understanding between or among any Proposing Person and any other record holder or beneficial owner of shares of any class or series of capital share of the Company, and all information required by Article III, Section 13 with respect to director nominations.

(4)     For purposes of this Article II, Section 2, the following terms shall have the following meanings:

"Proposing Person" shall mean (x) each shareholder that is a beneficial owner or record owner that signs a Special Meeting Request pursuant to Article II, Section 2, (y) the beneficial owner or beneficial owners, if different, on whose behalf such Special Meeting Request is made, and (z) any other person with whom such shareholder or such beneficial owner (or any of their respective associates or other participants in such solicitation) is acting. For clarity, a shareholder may act as a Proposing Person under a voting arrangement or agreement or a proxy from another

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person which affords the Proposing Person the right to vote or direct the vote of shares of common share of the Company held beneficially or of record by such other person.

"Net Long Position" shall be determined with respect to each Proposing Person in accordance with the definition thereof set forth in Rule 14e-4 under the Securities Exchange Act of 1934 (the "Exchange Act"), provided that (x) for purposes of such definition, in determining such Proposing Person's "short position," the reference in such Rule to "the date the tender offer is first publicly announced or otherwise made known by the bidder to the holders of the security to be acquired" shall be the date of the relevant Special Meeting Request and the reference to the "highest tender offer price or stated amount of the consideration offered for the subject security" shall refer to the closing sales price of the Company's common share on the Nasdaq Share Market on such date (or, if such date is not a trading day, the next succeeding trading day) and (y) the net long position of such Proposing Person shall be reduced by the number of shares as to which such Proposing Person does not, or will not, have the right to vote or direct the vote at the special meeting of shareholders or as to which such Proposing Person has entered into any derivative or other agreement, arrangement or understanding that hedges or transfers, in whole or in part, directly or indirectly, any of the economic consequences of ownership of such shares. Whether the Proposing Person has complied with the requirements of this definition shall be determined in good faith by the Board, which determination shall be conclusive and binding on the Company and the shareholders.

(b)     Notwithstanding anything to the contrary in this Article II, Section 2:

(1)     The Secretary shall not accept, and shall consider ineffective, a Special Meeting Request if (u) such Special Meeting Request does not comply with Article VII of the Company's Articles of Incorporation and these Bylaws, or relates to an item of business that is not a proper subject for shareholder action under applicable law, (v) the Special Meeting Request is received by the Company during the period commencing one hundred twenty (120) days prior to the first anniversary of the date of the immediately preceding annual meeting of shareholders and ending on the date of the final adjournment of the next annual meeting of shareholders, (w) an identical or substantially similar item (a "Similar Item") to that included in the Special Meeting Request was presented at any meeting of shareholders held within one (1) year prior to receipt by the Company of such Special Meeting Request, (x) a Similar Item, including the election or removal of directors, is already included in the Company's notice as an item of business to be brought before a meeting of the shareholders that has been called but not yet held, (y) such Special Meeting Request was made in a manner that involved a violation of Regulation 14A under the Exchange Act, or other applicable law or (z) such Special Meeting Request is presented by a shareholder that has violated the reporting requirements of Section 13 of the Exchange Act. For purposes hereof, a Similar Item will not include the proposal for an election or removal of one or more directors, unless such proposal was presented at an annual meeting of the shareholders or special meeting of the

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shareholders which was held within one hundred twenty (120) days of the Secretary's receipt of the Special Meeting Request.

(2)     Business transacted at any Shareholder Requested Special Meeting shall be limited to the purpose stated in the valid Special Meeting Request: provided however, that nothing shall prohibit the Board of Directors from submitting matters to the shareholders at any Shareholder Requested Special Meeting or other shareholder submitting nominations under Article III, Section 13 if such Shareholder Requested Special Meeting includes the election of directors.

(3)     Any Proposing Person may revoke a Special Meeting Request by written revocation delivered to, or mailed and received by, the Secretary at any time prior to the date of the Shareholder Requested Special Meeting. In the event any revocation(s) are received by the Secretary after the Secretary's receipt of a valid Special Meeting Request(s) from Proposing Persons holding the Requisite Percentage or any Special Meeting Request is deemed to be revoked, and as a result of such revocation(s), there no longer are valid unrevoked Special Meeting Request(s) from Proposing Persons holding the Requisite Percentage, the Board of Directors shall have the discretion to determine whether or not to proceed with the Shareholder Requested Special Meeting.

(4)     Notwithstanding anything in these Bylaws to the contrary, the Secretary shall not be required to call a special meeting except in accordance with Article VIII of the Articles of Incorporation and this Article II, Section 2. In addition to the requirements of this Article II, Section 2, each Proposing Person shall comply with all requirements of applicable law, including all requirements of the Exchange Act, with respect to any Special Meeting Request.

(c)     In connection with a Shareholder Requested Special Meeting called in accordance with this Article II, Section 2, each Proposing Person that signed and delivered a Special Meeting Request shall further update and supplement the information previously provided to the Company in connection with such request, if necessary, so that the information provided or required to be provided in such request pursuant to this Article II, Section 2 shall be true and correct as of the record date for notice of the Shareholder Requested Special Meeting and as of the date that is ten (10) business days prior to the Shareholder Requested Special Meeting or any adjournment or postponement thereof. Such update and supplement shall be delivered to, or mailed and received by, the Secretary at the principal executive offices of the Company not later than five (5) business days after the record date for notice of the special meeting (in the case of the update and supplement required to be made as of such record date), and not later than eight (8) business days prior to the date for the special meeting or any adjournment or postponement thereof. As used herein, the term "business day" shall mean any day that is not a Saturday or Sunday or a day on which banks in the city of the Company's principal place of business are required or permitted to close.

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(d)     The Secretary shall cause notice to be given to the shareholders entitled to vote, in accordance with the provisions of Article II of these Bylaws, that a Shareholder Requested Special Meeting will be held not more than one hundred twenty (120) days after receipt of a Special Meeting Request properly made in accordance with Article VIII of the Articles of Incorporation and these Bylaws.

2.       Article II, Section 9 of the Bylaws is hereby deleted in its entirety and replaced as follows:

Section 9.     No Shareholder Action Without a Meeting. Any action required or permitted to be taken by the shareholders of the Company shall be taken at a duly called annual or special meeting of such holders and may not be taken by any consent in writing by such holders. Notwithstanding anything contained in these Bylaws to the contrary, this Article II, Section 9 shall not be altered, amended or repealed except by an affirmative vote of at least a majority of the outstanding shares of capital stock of the Company entitled to vote at a shareholders' meeting duly called for such purpose.

3.       Article II, Section 10 of the Bylaws is hereby deleted in its entirety and replaced as follows:

Section 10.     Advance Notice of Shareholder Proposed Business at Annual Meeting. At an annual meeting of the shareholders, only such business shall be conducted as shall have been properly brought before the meeting. To be properly brought before an annual meeting, business must be either (a) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors, (b) otherwise properly brought before the meeting by or at the direction of the Board of Directors, or (c) otherwise properly brought before the meeting by a shareholder. In addition to any other applicable requirements, for business to be properly brought before an annual meeting by a shareholder, the shareholder must have given timely notice thereof in writing to the Secretary of the Company. To be timely, a shareholder's notice must be delivered to or mailed and received at the principal executive offices of the Company, not less than 60 days nor more than 90 days prior to the meeting; provided, however, that in the event that less than 70 days' notice or prior public disclosure of the date of the meeting is given or made to shareholders, notice by the shareholder to be timely must be so received not later than the close of business on the tenth day following the day on which such notice of the date of the annual meeting was mailed or such public disclosure was made, whichever first occurs. A shareholder's notice to the Secretary shall set forth as to each matter the shareholder proposes to bring before the annual meeting (i) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting, (ii) the name and record address of the shareholder proposing such business, (iii) the class and number of shares of the Company which are beneficially owned by the shareholder, and (iv) any material interest of the shareholder in such business.

Notwithstanding anything in the Bylaws to the contrary, no business shall be

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conducted at the annual meeting except in accordance with the procedures set forth in this Article II, Section 10; provided, however, that nothing in this Article II, Section 10, shall be deemed to preclude discussion by any shareholder of any business properly brought before the annual meeting in accordance with said procedure.

The Chairman of an annual meeting shall, if the facts warrant, determine and declare to the meeting that business was not properly brought before the meeting in accordance with the provisions of this Article II, Section 10, and if he should so determine, he shall so declare to the meeting and any such business not properly brought before the meeting shall not be transacted.

Notwithstanding anything contained in the Bylaws to the contrary, this Article II, Section 10 shall not be altered, amended or repealed except by an affirmative vote of at least a majority of the outstanding shares of capital stock of the Company entitled to vote thereon.

4.       Article III, Section 14 of the Bylaws is hereby deleted in its entirety and replaced as follows:

Section 14.     Amendments. Notwithstanding anything contained in the Bylaws to the contrary, this Article III shall not be altered, amended or repealed except by an affirmative vote of at least a majority of the outstanding shares of capital stock of the Company entitled to vote thereon.

5.       Article X of the Bylaws is hereby deleted in its entirety and replaced as follows:

ARTICLE X

Amendment

The Board of Directors shall have the power to adopt, amend or repeal the Bylaws or any part hereof. Certain provisions of the Bylaws, as stated herein, may not be altered, amended or repealed except by the affirmative vote of at least a majority of the outstanding shares of capital stock of the Company entitled to vote at a shareholders' meeting duly called for such purpose. Except for such provisions requiring a majority vote to alter, amend or repeal, the Bylaws may be altered, amended or repealed, and new bylaws may be adopted, by the shareholders upon the affirmative vote of at least a majority of the outstanding shares of capital stock of the Company entitled to vote at a shareholders' meeting duly called for such purpose. Notwithstanding anything contained in these Bylaws to the contrary, this Article X shall not be altered, amended or repealed except by an affirmative vote of at least a majority of the outstanding shares of capital stock of the Company entitled to vote at a shareholders' meeting duly called for such purpose.

6.       Effective Date. This amendment shall be effective as of the date set forth below.

7.       Incorporation of Terms. Each and all of the provisions of this amendment are

6

hereby incorporated into the Bylaws, so that each and all of such provisions shall constitute a part of the Bylaws. In the event of any conflict or inconsistency between the provisions of this amendment, on the one hand, and the provisions of the Bylaws, on the other hand, the provisions of this amendment shall be controlling. Except as specifically modified herein, each and all of the terms and conditions of the Bylaws shall remain in full force and effect, unmodified in any way.

8.       Governing Law. This Amendment shall be governed by and construed under the laws of the State of Florida.

IN WITNESS WHEREOF, the undersigned officer of the Company hereby certifies that this Amendment to the Amended and Restated Bylaws of Federated National Holding Company was duly adopted by the shareholders of the Company on September 13, 2016 and by Board of Directors of the Company on July   14  , 2017.

FEDERATED NATIONAL HOLDING COMPANY

Name:	/s/ Michael H. Braun

Name:	Michael H. Braun

Title:	Chief Executive Officer & President

7

AMENDMENT

TO THE

AMENDED AND RESTATED BYLAWS

OF

FEDERATED NATIONAL HOLDING COMPANY

Pursuant to Article X of the Amended and Restated Bylaws (the "Bylaws") of 21st Century Holding Company, n/k/a Federated National Holding Company (the "Company"), the Bylaws are hereby amended as follows:

1.       Article II, Section 1 of the Bylaws is hereby deleted in its entirety and replaced as follows:

Section 1.     Annual Meetings. All annual meetings of the shareholders of the Company for the election of directors and for such other business as may properly come before the meeting shall be held on such date or at such time as may be fixed, from time to time, by the Board of Directors, and at such place, within or without the State of Florida, as may be designated by or on behalf of the Board of Directors and stated in the notice of meeting or in a duly executed waiver of notice thereof.

2.       Article II, Section 7 of the Bylaws is hereby deleted in its entirety and replaced as follows:

Section 7.     Voting. If a quorum is present, action on a matter, other than the election of directors, shall be approved if the votes cast by the shareholders represented at the meeting and entitled to vote on the subject matter favoring the action exceed the votes cast opposing the action, unless a greater number of affirmative votes or voting by classes is required by Florida law or by the Articles of Incorporation. In an uncontested election of directors, a director who is unopposed shall be elected if the votes cast by the shareholders represented at the meeting and entitled to vote on the election of such director exceed the votes cast opposing the election of such director. In a contested election of directors, a director whose election is opposed by one or more other candidates shall be elected if such director receives a plurality of the votes cast. Elections of directors shall occur in accordance with Article III, Section 3 of these Bylaws. Each outstanding share shall be entitled to one vote on each matter submitted to a vote at a meeting of shareholders, unless otherwise provided under the Articles of Incorporation (or any resolution authorizing any class or series of Preferred Stock) or under Florida law.

3.       Effective Date. This amendment shall be effective as of the date set forth below.

4.       Incorporation of Terms. Each and all of the provisions of this amendment are hereby incorporated into the Bylaws, so that each and all of such provisions shall constitute a part of the Bylaws. In the event of any conflict or inconsistency between the provisions of this amendment, on the one hand, and the provisions of the Bylaws, on the other hand, the provisions

4815-4265-1956.1

of this amendment shall be controlling. Except as specifically modified herein, each and all of the terms and conditions of the Bylaws shall remain in full force and effect, unmodified in any way.

5.       Governing Law. This Amendment shall be governed by and construed under the laws of the State of Florida.

IN WITNESS WHEREOF, the undersigned officer of the Company hereby certifies that this Amendment to the Amended and Restated Bylaws of Federated National Holding Company was duly adopted by the Board of Directors of the Company on the 11th day of July, 2016.

FEDERATED NATIONAL HOLDING COMPANY

By:	/s/ Michael H. Braun
Name:	Michael H. Braun
Title:	Chief Executive Officer and President

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4815-4265-1956.1

AMENDED AND RESTATED

BY-LAWS OF

21ST CENTURY HOLDING COMPANY

(November 27, 2007)

ARTICLE I

Offices

Section 1.       Name. The name of the company is 21st Century Holding Company, a Florida Corporation (the "Company").

Section 2.       Other Offices. The location of the registered office of the Company shall be as stated in the Articles of Incorporation, which location may be changed from time to time by the Company's Board of Directors (the "Board of Directors"). The Company may also have offices at such other places, either within or without the State of Florida, as the Board of Directors may from time to time determine or as the business of the Company may require.

ARTICLE II

Meetings of Shareholders

Section 1.       Annual Meetings. All annual meetings of the shareholders of the Company for the election of directors and for such other business as may properly come before the meeting shall be held (i) on the first Tuesday of June of each calendar year at 11:00 a.m., Eastern time, or on such other date or at such other time as may be fixed, from time to time, by the Board of Directors, and (ii) at such place, within or without the State of Florida, as may be designated by or on behalf of the Board of Directors and stated in the notice of meeting or in a duly executed waiver of notice thereof.

Section 2.       Special Meetings. Except as otherwise required by law and subject to the rights of the holders of the Preferred Stock, special meetings of shareholders of the Company may be called only by (i) the Board of Directors pursuant to a resolution approved by a majority of the entire Board of Directors, (ii) the Company's Chief Executive Officer or (iii) the holders of at least one-third of the outstanding shares of capital stock of the Company. Special meetings of shareholders may be held at such time and date, and at such place, within or without the State of Florida, as shall be designated by the Board of Directors and set forth in the notice of meeting required pursuant to Section 3 of this Article. Notwithstanding anything contained in these Bylaws to the contrary, this Article II, Section 2 shall not be altered, amended or repealed except by an affirmative vote of at least two-thirds of the outstanding shares of capital stock of the Company entitled to vote at a shareholders' meeting duly called for such purpose. Only such business as is set forth in the notice of a special meeting may be transacted at such Special Meeting.

Section 3.       Notice. A written notice of each meeting of shareholders shall be given to each shareholder entitled to vote at the meeting, at the address as it appears on the stock transfer records of the Company, not less than ten nor more than 60 days before the date of the meeting, by or at the direction of the President, the Secretary or the officer or persons calling the meeting.

The notice so given shall state the date, time and place of meeting and, in the case of a special shareholders' meeting, the purpose or purposes for which the meeting is called.

Section 4.       Waiver of Notice. Shareholders may waive notice of any meeting before or after the date and time specified in the written notice of meeting. Any such waiver of notice must be in writing, be signed by the shareholder entitled to the notice and be delivered to the Company for inclusion in the appropriate corporate records. Neither the business to be transacted at, nor the purpose of, any shareholders' meeting need be specified in any written waiver of notice. Attendance of a person at a shareholders' meeting shall constitute a waiver of notice of such meeting, unless the shareholder at the beginning of the meeting objects to holding the meeting or transacting business at the meeting.

Section 5.       Record Date. For the purpose of determining shareholders entitled to notice of or to vote at a shareholders' meeting, to demand a special meeting, to act by written consent or to take any other action, the Board of Directors may fix in advance a date as the record date for any such determination of shareholders, such date in any case to be not more than 70 days nor, in the case of a shareholders' meeting, less than ten days, prior to the date on which the particular action requiring such determination of shareholders is to be taken. If no record date is fixed for the determination of shareholders entitled to notice or to vote at a shareholders' meeting, then the record date for such shall be the close of business on the day before the first notice is delivered to shareholders.

Section 6.       Quorum. A majority of the shares entitled to vote on a matter, represented in person or by proxy, shall constitute a quorum for action on that matter at a meeting of shareholders. If a quorum is not present or represented at a meeting of shareholders, the holders of a majority of the shares represented, and who would be entitled to vote at a meeting if a quorum were present, may adjourn the meeting from time to time and to another place, without notice other than announcement at the meeting, until a quorum shall be present or represented. Once a quorum has been established at a shareholders' meeting, the subsequent withdrawal of shareholders, so as to reduce the number of shares entitled to vote at the meeting below the number required for a quorum, shall not affect the validity of any action taken at the meeting or any adjournment thereof.

Section 7.       Voting. If a quorum is present, action on a matter, other than the election of directors, shall be approved if the votes cast by the shareholders represented at the meeting and entitled to vote on the subject matter favoring the action exceeds the votes east opposing the action, unless a greater number of affirmative votes or voting by classes is required by Florida law or by the Articles of Incorporation. Directors shall be elected by plurality vote in accordance with Article III, Section 3 of these Bylaws. Each outstanding share shall be entitled to one vote on each matter submitted to a vote at a meeting of shareholders, unless otherwise provided under the Articles of Incorporation (or any resolution authorizing any class or series of Preferred Stock) or under Florida law.

Section 8.       Proxies. A shareholder entitled to vote at any meeting of shareholders or any adjournment thereof may vote in person or by proxy. A shareholder may appoint a proxy to vote or otherwise act for him by signing an appointment form, either personally or by his attorney-infact. An appointment of proxy is effective when received by the Secretary or other officer or agent authorized to tabulate votes.

Section 9.       No Shareholder Action Without a Meeting.  Any action required or permitted to be taken by the shareholders of the Company shall be taken at a duly called annual or special meeting of such holders and may not be taken by any consent in writing by such holders. Notwithstanding anything contained in these Bylaws to the contrary, this Article II, Section 9 shall not be altered, amended or repealed except by an affirmative vote of at least two-thirds of the outstanding shares of capital stock of the Company entitled to vote at a shareholders' meeting duly called for such purpose.

Section 10.      Advance Notice of Shareholder Proposed Business at Annual Meeting. At an annual meeting of the shareholders, only such business shall be conducted as shall have been properly brought before the meeting. To be properly brought before an annual meeting, business must be either (a) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors, (b) otherwise properly brought before the meeting by or at the direction of the Board of Directors, or (c) otherwise properly brought before the meeting by a shareholder. In addition to any other applicable requirements, for business to be properly brought before an annual meeting by a shareholder, the shareholder must have given timely notice thereof in writing to the Secretary of the Company. To be timely, a shareholder's notice must be delivered to or mailed and received at the principal executive offices of the Company, not less than 60 days nor more than 90 days prior to the meeting; provided, however, that in the event that less than 70 days' notice or prior public disclosure of the date of the meeting is given or made to shareholders, notice by the shareholder to be timely must be so received not later than the close of business on the tenth day following the day on which such notice of the date of the annual meeting was mailed or such public disclosure was made, whichever first occurs. A shareholder's notice to the Secretary shall set forth as to each matter the shareholder proposes to bring before the annual meeting (i) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting, (ii) the name and record address of the shareholder proposing such business, (iii) the class and number of shares of the Company which are beneficially owned by the shareholder, and (iv) any material interest of the shareholder in such business.

Notwithstanding anything in the Bylaws to the contrary, no business shall he conducted at the annual meeting except in accordance with the procedures set forth in this Article II, Section 10; provided, however, that nothing in this Article II, Section 10, shall be deemed to preclude discussion by any shareholder of any business properly brought before the annual meeting in accordance with said procedure.

The Chairman of an annual meeting shall, if the facts warrant, determine and declare to the meeting that business was not properly brought before the meeting in accordance with the provisions of this Article II, Section 10, and if he should so determine, he shall so declare to the meeting and any such business not properly brought before the meeting shall not be transacted.

Notwithstanding anything contained in the Bylaws to the contrary, this Article II, Section 10 shall not be altered, amended or repealed except by an affirmative vote of at least two-thirds of the outstanding shares of capital stock of the Company entitled to vote thereon.

ARTICLE III

Directors

Section 1.       Powers. All corporate powers shall be exercised by or under the authority of, and the business and affairs of the Company shall be managed under the direction of the Board of Directors. Directors must be natural persons who are at least 18 years of age but need not be residents of Florida or shareholders of the Company.

Section 2.       Compensation. Directors of the Company who also serve as officers or members of management ("Employee Directors") shall serve as directors without compensation. Non employee directors of the Company shall be entitled to receive such compensation and benefits as is from time to time determined by the Board of Directors. The Employee Directors may be paid their expenses, if any, and the non-employee directors may he paid a fee and expenses, if any, of attendance at each meeting of the Board of Directors or of any committee. No such payments shall preclude any director from serving in any other capacity and receiving compensation therefor.

Section 3.       Number, Election &  Term. The Company's Board of Directors shall consist of not less than three nor more than 15 members, with the exact number to be fixed from time to time in accordance with a resolution adopted by a majority of the entire Board of Directors. No decrease in the number of directors shall have the effect of shortening the term of any incumbent director. The Board of Directors shall be divided into three classes, designated as Class I, Class II and Class III. The number of directors in each class shall be as nearly equal in number as practicable. The term of the Class I directors shall expire at the next ensuing annual meeting of shareholders; the term of the Class II directors shall expire at the annual meeting of shareholders held one year thereafter; and the term of the Class III directors shall expire at the annual meeting of shareholders held one year thereafter, in each case until his or her successor is duly elected and qualified or until his or her earlier resignation, death, incapacity or removal from office. Upon the expiration of the initial terms of office for each class of directors, the successor directors of each class shall be elected for a full term of three years, to serve until their successors are duly elected and qualified or until their earlier resignation, death, incapacity or removal from office. The Board of Directors shall apportion any increase or decrease in the number of directors among the classes as nearly equal in number as possible.

Section 4.       Vacancies. Whenever any vacancy on the Board of Directors shall occur due to death, resignation, retirement, disqualification, removal, increase in the number of directors, or otherwise, a majority of the remaining directors in office, although less than a quorum of the Board of Directors, may fill the vacancy for the balance of the unexpired term, at which time a successor or successors shall be duly elected by the shareholders and qualified. Notwithstanding the provisions of any other Article hereof, only the remaining directors of the Company shall have the authority, in accordance with the procedure stated herein, to fill any vacancy that arises on the Board of Directors.

Section 5.       Removal of Directors.  A director may be removed from office prior to the expiration of his or her term: (i) only for cause; and (ii) only upon the affirmative vote of at least two-thirds of the outstanding shares of capital stock of the Company entitled to vote for the election of directors.

Section 6.       Quorum and Voting. A majority of the number of directors fixed by or in accordance with these Bylaws shall constitute a quorum for the transaction of business at any meeting of directors. If a quorum is present when a vote is taken, the affirmative vote of a majority of the directors present shall be the act of the Board of Directors.

Section 7.       Deemed Assent. A director who is present at a meeting of the Board of Directors or a committee of the Board of Directors when corporate action is taken is deemed to have assented to the action taken unless (i) the director objects at the beginning of the meeting (or promptly upon his arrival) to the holding of the meeting or transacting specified business at the meeting, or (ii) the director votes against or abstains from the action taken.

Section 8.       Committees. The Board of Directors, by resolution adopted by a majority of the full Board of Directors, may designate from among its members an executive committee, a compensation committee, an audit committee and one or more other committees each of which must have at least two members and, to the extend provided in the designating resolution, shall have and may exercise all the authority of the Board of Directors, except such authority as may be reserved to the Board of Directors under Florida law.

(a)      Executive Committee. The Board of Directors by resolution may designate one or more directors to constitute an executive committee, which committee, to the extent provided in such resolution, shall have and may exercise all powers and authority of the Board of Directors in the management of the business and affairs of the Company, except where action of the Board of Directors is required by statute.

(b)      Other Committees. The Board of Directors may by resolution create other committees for such terms and with such powers and duties as the Board of Directors shall deem appropriate.

(c)      Organization of Committees. The chairman of all committees of the Board of Directors shall be chosen by the members thereof. Each committee shall elect a secretary, who shall be either a member of the committee or the secretary of the Company. The chairman of each committee shall preside at all meetings of such committee.

(d)      Meetings.  Regular meetings of each committee may be held without the giving of notice if a day of the week, a time, and a place shall have been established by the committee for such meetings. Special meetings (and, if the requirements of the preceding sentence have not been met, regular meetings) shall be called as provided in Section 9 with respect to notices of special meetings of the Board of Directors.

(e)      Quorum and Manner of Acting. A majority of the members of each committee shall be present either in person or by telephone, radio, television, or similar means of communication through which all persons participating may simultaneously hear each other at all times, at each meeting of such committee in order to constitute a quorum for the transaction of business. The act of a majority of the members so present at a meeting at which a quorum is present shall be the act of such committee. The members of each committee shall act only as a committee, and shall have no power or authority, as such, by virtue of their membership on the committee.

(f)      Record of Committee Action; Reports. Each committee shall maintain a record, which need not be in the form of complete minutes, of the action taken by it at each meeting, which record shall include the date, time and place of the meeting, the names of the members present and absent, the action considered, and the number of votes cast for and against the adoption of the action considered. All action by each committee shall be reported to the Board of Directors at its meeting next succeeding such action, such report to be in sufficient detail as to enable the Board of Directors to be informed of the conduct of the Company's business and affairs since the last meeting of the board.

(g)      Removal.  Any member of any committee may be removed from such committee, either with or without cause, at any time by resolution adopted by a majority of the whole Board of Directors at any meeting of the board.

(h)      Vacancies. Any vacancy in any committee shall be filled by the Board of Directors in the manner prescribed by these Bylaws.

Section 9.       Meetings. Regular and special meetings of the Board of Directors shall be held at the principal place of business of the Company or at any other place, within or without the State of Florida, designated by the person or persons entitled to give notice of or otherwise call the meeting. Meetings of the Board of Directors may be called by the President or by any two directors. Members of the Board of Directors (and any committee of the Board of Directors) may participate in a meeting of the Board of Directors (or any committee of the Board of Directors) by means of a conference telephone or similar communications equipment through which all persons participating may simultaneously hear each other during the meeting; participation by these means constitutes presence in person at the meeting.

Section 10.      Notice of Meetings. Regular meetings of the Board of Directors may be held without notice of the date, time, place or purpose of the meeting, so long as the date, time and place of such meetings are fixed generally by the Board of Directors. Special meetings of the Board of Directors must be preceded by at least two days' written notice of the date, time and place of the meeting. The notice need not describe either the business to be transacted at or the purpose of the special meeting.

Section 11.      Waiver of Notice. Notice of a meeting of the Board of Directors need not be given to a director who signs a waiver of notice either before or after the meeting. Attendance of a director at a meeting shall constitute a waiver of notice of that meeting and a waiver of any and all objections to the place of the meeting, the time of the meeting and the manner in which it has been called or convened, except when a director states, at the beginning of the meeting or promptly upon arrival at the meeting, any objection to the transaction of business because the meeting is not lawfully called or convened. The waiver of notice need not describe either the business to be transacted at or the purpose of the special meeting.

Section 12.      Director Action Without a Meeting. Any action required or permitted to be taken at a meeting of the Board of Directors (or a committee of the board) may be taken without a meeting if the action is taken by the written consent of all members of the Board of Directors (or of the committee of the Board of Directors). The action must be evidenced by one or more written consents describing the action to be taken and signed by each director (or committee member), which consent(s) shall be filed in the minutes of the proceedings of the Board of

Directors. The action taken shall be deemed effective when the last director signs the consent, unless the consent specifies otherwise.

Section 13.      Shareholder Nominations for Director Candidates. Only persons who are nominated in accordance with the following procedures shall be eligible for election as directors. Nominations of persons for election to the Board of Directors of the Company may be made at a meeting of shareholders by or at the direction of the Board of Directors by any nominating committee or person appointed by the Board of Directors or by any shareholder of the Company entitled to vote for the election of directors at the meeting who complies with the notice procedures set forth in this Article III, Section 13. Such nominations, other than those made by or at the direction of the Board of Directors, shall be made pursuant to timely notice in writing to the Secretary of the Company. To be timely, a shareholder's notice shall be delivered to or mailed and received at the principal executive offices of the Company not less than 60 days nor more than 90 days prior to the meeting; provided, however, that in the event that less than 70 days' notice or prior public disclosure of the date of the meeting is given or made to shareholders, notice by the shareholder to be timely must be so received not later than the close of business on the tenth day following the date on which such notice of the date of the meeting was mailed or such public disclosure was made whichever first occurs. Such shareholder's notice to the Secretary shall set forth (a) as to each person whom the shareholder proposes to nominate for election or re-election as a director, (i) the name, age, business address and residence address of the person, (ii) the principal occupation or employment of the persons, (iii) the class and number of shares of capital stock of the Company which are beneficially owned by the, person, (iv) the consent of each nominee to serve as a director of the Company if so elected, and (v) any other information relating to the person that is required to be disclosed in solicitations for proxies for election of directors pursuant to Rule 14a under the Securities Exchange Act of 1934, as amended; and (b) as to the shareholder giving the notice, (i) the name and record address of shareholder, and (ii) the class and number of shares of capital stock of the Company which are beneficially owned by the shareholder. The Company may require any proposed nominee to furnish such other information as may reasonably be required by the Company to determine the eligibility of such proposed nominee to serve as director of the Company. No person shall be eligible for election as a director of the Company unless nominated in accordance with the procedures set forth herein.

The Chairman of the meeting shall, if the facts warrant, determine and declare to the meeting that a nomination was not made in accordance with the foregoing procedure, and if he should so determine, he shall so declare to the meeting and the defective nomination shall be disregarded.

Section 14.      Amendments. Notwithstanding anything contained in the Bylaws to the contrary, this Article III shall not be altered, amended or repealed except by an affirmative vote of at least two-thirds of the outstanding shares of capital stock of the Company entitled to vote thereon.

ARTICLE IV

Officers

Section 1.       Officers. The officers of the Company shall consist of a President, one or more Vice Presidents and Secretaries and a Treasurer and if elected by the Board of Directors by resolution, a Chairman. Such other officers and assistant officers and agents as may be deemed necessary or desirable may be appointed by the Board of Directors. Any two or more offices may be held by the same person.

Section 2.       Duties. The officers of the Company shall have the following duties:

The Chief Executive Officer shall have general and active management of the business and affairs of the Company subject to the direction of the Board of Directors.

The Chief Executive Officer shall see to it that all orders and resolutions of the Board of Directors are carried into effect. In the absence of the Chairman of the Board of Directors or in the event the Board of Directors shall not have designated a Chairman of the Board of Directors, the Chief Executive Officer shall preside at all meetings of the Board of Directors and shareholders.

The President shall have such powers and perform such duties as the Board of Directors shall from time to time designate. In the absence or disability of the Chief Executive Officer, the President shall have the powers and shall exercise the duties of the Chief Executive Officer.

Each Vice President, if any, shall have such powers and perform such duties as the Board of Directors shall from time to time designate. In the absence or disability of the President, a Vice President specifically designated by the vote of the Board of Directors shall have the powers and shall exercise the duties of the President.

The Secretary shall have custody of and shall maintain all of the corporate records (except the financial records), shall record the minutes of all meetings of the shareholders and the Board of Directors, shall authenticate records of the Company, shall send all notices of meetings and shall perform such other duties as are prescribed by the Board of Directors or the President, under whose supervision he shall be.

The Treasurer shall have custody of all corporate funds, securities and financial records, shall keep full and accurate accounts of receipts and disbursements in books belonging to the Company and shall deposit all moneys and other valuable effects in the name and to the credit of the Company in such depositaries as may be designated by the Board of Directors. He shall disburse the funds of the Company as may be ordered by the Board of Directors, taking proper vouchers for such disbursements, and shall render an account of all his transactions as treasurer and of the financial condition of the Company at regular meetings of the Board of Directors or when the Board of Directors so requests. The Treasurer shall also perform such other duties as are prescribed by the Board of Directors.

Each Assistant Secretary and Assistant Treasurer, if any, shall be appointed by the Board of Directors and shall have such powers and shall perform such duties as shall be assigned to them by the Board of Directors.

Section 3.       Resignation of Officer.  An officer may resign at any time by delivering notice to the Company. The resignation shall be effective upon receipt, unless the notice specifies a later effective date acceptable to the Board of Directors. If the resignation is effective at a later date and the Company accepts the future effective date, the Board of Directors may fill the pending vacancy before the effective date provided the Board of Directors provides that the successor officer does not take office until the future effective date.

Section 4.       Removal of Officer. The Board of Directors may remove any officer at any time with or without cause.

Section 5.       Compensation. The compensation of officers shall be fixed from time to time at the discretion of the Board of Directors. The Board of Directors may enter into employment agreements with any officer of the Company.

ARTICLE V

Stock Certificates

Section 1.       Certificate of Stock.  Shares of the Corporation may, but need not, be represented by certificates. Each shareholder shall be entitled to a certificate of the capital stock of the Corporation in such form as may be prescribed from time to time by the Directors. No certificate shall be issued for any share until the consideration therefore has been fully paid. The certificate shall be signed by the President and the Secretary of the Company, or any other officer so designated by the Board of Directors, but when a certificate is counter-signed by a transfer agent or a registrar, other than a Director, officer or employee of the Corporation, such signature may be a facsimile. In case any officer who has signed or whose facsimile signature has been placed upon such certificate shall have ceased to be such officer before such certificate is issued, it may be issued by the Corporation with the same effect as if he or she were such officer at the time of its issue.

Section 2.       Book Entry Shares.  The Corporation may issue shares of its capital stock in bookentry (uncertificated) form. In such event, all references in these By-laws to the delivery of stock certificates shall be inapplicable. The Corporation's transfer agent shall keep appropriate records indicating the number of shares of capital stock owned by each person to whom shares are issued, any restrictions applicable to such shares of capital stock and the duration thereof, and other relevant information. Upon expiration of any applicable restrictions for any reason, the transfer agent shall adjust its records to reflect the expiration of such restrictions, and by notifying the person in whose name such shares were issued that such restrictions have lapsed.

Section 3.       Legends for Preferences and Restrictions on Transfer. If the Company shall be authorized to issue more than one class of stock or more them one series of any class, the powers, designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications or restrictions of such preferences and/or rights shall be set forth in full or summarized on the face or back of the certificate which the Company shall issue to represent such class or series of stock, provided that, except as otherwise provided by law, in lieu of the foregoing requirements, there be set forth on the face or back of the certificate which the Company shall issue to represent such class or series of stock, a statement that the Company will furnish without charge to each shareholder who so requests the powers, designations, preferences and relative, participating, optional, or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights.

A written restriction on the transfer or registration of transfer of a security of the Company, if permitted by law and noted conspicuously on the certificate representing the security may be enforced against the holder of the restricted security or any successor or transferee of the holder including an executor, administrator, trustee, guardian or other fiduciary entrusted with like responsibility for the person or estate of the holder. Unless noted conspicuously on the certificate representing the security, a restriction, even though permitted by law, is ineffective except against a person with actual knowledge of the restriction. If the Company issues any shares that are not registered under the Securities Act of 1933, as amended, and registered or qualified under the applicable state securities laws, the transfer of any such shares shall be restricted substantially in accordance with the following legend, or in such other form as the Board of Directors may provide from time to time:

"THESE SHARES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 OR UNDER ANY APPLICABLE STATE LAW. THEY MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR PLEDGED WITHOUT (1) REGISTRATION UNDER THE SECURITIES ACT OF 1933 AND ANY APPLICABLE STATE LAW, OR (2) AT HOLDER'S EXPENSE, AN OPINION (SATISFACTORY TO THE COMPANY) OF COUNSEL (SATISFACTORY TO THE COMPANY) THAT REGISTRATION IS NOT REQUIRED."

Section 4.       Facsimile Signatures. Any and all signatures on the certificate may be a facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon such certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Company with the same effect as if he were such officer, transfer agent or registrar at the date of the issue.

Section 5.       Registered Shareholders. The Company shall be entitled to treat the holder of record of shares as the holder in fact and, except as otherwise provided by the laws of Florida, shall not be bound to recognize any equitable or other claim to or interest in the shares.

Section 6.       Transfer of Shares. Shares of the Company shall be transferred on its books only after the surrender to the Company or the transfer agent of the share certificates duly endorsed by the holder of record or attorney-in-fact. If the surrendered certificates are canceled, new certificates shall be issued to the person entitled to them, and the transaction recorded on the books of the Company.

Section 7.       Lost, Stolen or Destroyed Certificates. If a shareholder claims to have lost or destroyed a certificate of shares issued by the Company, a new certificate shall be issued upon delivery to the Company of an affidavit of that fact by the person claiming the certificate of stock to be lost, stolen or destroyed, and, at the discretion of the Board of Directors, upon the deposit of a bond or other indemnity as the Board of Directors reasonably requires.

ARTICLE VI

Distributions

The Board of Directors may, in its sole judgment and discretion, from time to time authorize and declare, and the Company may pay, distributions on its outstanding shares in cash, property or its own shares, unless the distribution, after giving it effect, would result in (i) the Company being unable to pay its debts as they become due in the usual course of business, or (ii) a violation of applicable law.

ARTICLE VII

Corporate Records

The Company shall keep as permanent records minutes of all meetings of its shareholders and Board of Directors, a record of all actions taken by the Board of Directors without a meeting, and a record of all actions taken by a committee of the Board of Directors in place of the Board of Directors on behalf of the Company. The Company shall also maintain accurate accounting records and a record of its shareholders in a form that permits preparation of a list of the names and addresses of all shareholders in alphabetical order by class of shares showing the number and series of shares held by each.

ARTICLE VIII

Indemnification of Officers,

Directors, Employees and Agents

Section 1.       Indemnification. The Company shall, and does hereby, indemnify and hold harmless to the fullest extent permitted or authorized by current or future legislation or current or future judicial or administrative decisions (but, in the case of any such future legislation or decisions, only to the extent that it permits the Company to provide broader indemnification rights than permitted prior to such legislation or decisions), each person (including here and hereinafter, the heirs, executors, administrators, personal representatives or estate of such person) who was or is a party, or is threatened to be made a party, or was or is a witness, to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (a "Proceeding"), from, against and in respect of any liability (which for purposes of this Article shall include any judgment, settlement penalty or fine) or cost, charge or expense (including attorneys' fees and expenses) asserted against him or incurred by him by reason of the fact that such indemnified person (1) is or was a director or officer of the Company or (2) is or was an employee or agent of the Company as to whom the Company has agreed in writing to grant such indemnity or (3) is or was serving, at the request of the Company, as a director, officer, employee or trustee of another Company, partnership, joint venture, trust or other enterprise (including serving as a fiduciary of an employee benefit plan) or is or was serving as an agent of such other Company, partnership, joint venture, trust or other enterprise in each case, as to whom the Company has agreed in writing to grant such indemnity. Each director, officer, employee or agent of the Company as to whom indemnification rights have been granted under this Section 1 of this Article shall be referred to as an "Indemnified Person".

Notwithstanding the foregoing, except as specified in Section 3 of this Article, the Company shall not be required to indemnify an Indemnified Person in connection with a Proceeding (or any part thereof) initiated by such Indemnified Person unless the authorization for such Proceeding (or any part thereof) was not cleared by the Board of Directors of the Company within 60 days after receipt of notice thereof from such Indemnified Person stating his intent to initiate such Proceeding and only then upon such terms and conditions as the Board of Directors may deem appropriate.

Section 2.       Advance of Costs, Charges and Expenses. Costs, charges and expenses (including attorneys' fees and expenses) incurred by an officer or director who is an Indemnified Person in defending a Proceeding shall be paid by the Company, to the fullest extent permitted or authorized by current or future legislation or current of future judicial or administrative decisions (but, in the case of any such future legislation or decisions, only to the extent that it permits the Company to provide broader rights to advance costs, charges and expenses than permitted prior to such legislation or decisions), in advance of the final disposition of such Proceeding, upon receipt of an undertaking by or on behalf of the Indemnified Person to repay all amounts so advanced in the event that it shall ultimately be determined that such person is not entitled to be indemnified by the Company as authorized in this Article. The Company may, upon approval of the Indemnified Person, authorize the Company's counsel to represent such person in any Proceeding, whether or not the Company is a party to such Proceeding. Such authorization may be made by the Chairman of the Board, unless he is a party to such Proceeding, or by the Board of Directors by majority vote, including directors who are parties to such Proceeding.

Section 3.       Procedure For Indemnification. Any indemnification or advance under this Article shall be made promptly and in any event within 45 days upon the written request of the Indemnified Person. The right to indemnification or advances as granted by this Article shall be enforceable by the Indemnified Person in any court of competent jurisdiction, if the Company denies such request under this Article, in whole or in part, or if no disposition thereof is made within 45 days. Such Indemnified Person's costs and expenses incurred in connection with successfully establishing his right to indemnification or advances, in whole or in part, in any such action shall also be indemnified by the Company. It shall be a defense to any such action that the claimant has not met the standard of conduct, if any, required by current or future legislation or by current or future judicial or administrative decisions for Indemnification (but, in the case of any such future legislation or decisions, only to the extent that it does not impose a more stringent standard of conduct than permitted prior to such legislation or decision), but the burden of proving such defense shall be on the Company. Neither the failure of the Company (including its Board of Directors or any committee thereof, its independent legal counsel, and its shareholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because he has met the applicable standard of conduct, if any, nor the fact that there has been an actual determination by the Company (including its Board of Directors or any committee thereof, its independent legal counsel, or its shareholders) that the claimant has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that the claimant has not met the applicable standard of conduct.

Section 4.       Rights Not Exclusive; Contract Rights; Survival. The indemnification provided by this Article shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any agreement, vote of shareholders or disinterested directors or otherwise, both as to actions in such person's official capacity and as to actions in another capacity while holding such office, and shall continue as to an Indemnified Person who has ceased to be a. director, officer, employee or agent and shall inure to the benefit of the heirs, executors, administrators, personal representatives and estate of such person. All rights to indemnification and advances under this Article shall be deemed to be a contract between the Company and each Indemnified Person who serves or served in such capacity at any time while this Article is in effect and, as such, are enforceable against the Company. Any repeal or modification of this Article or any repeal or modification of relevant provisions of Florida's Company law or any other applicable laws shall not in any way diminish these rights to indemnification of or advances to such Indemnified Person, or the obligations of the Company arising hereunder, for claims relating to matters occurring prior to such repeals or modification.

Section 5.       Insurance. The Company may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Company, or is or was serving at the request of the Company as a director, officer, employee, trustee or agent of another Company partnership, joint venture, trust or other enterprise (including serving as a fiduciary of an employee benefit plan), with respect to any liability asserted against him and incurred by him in any such capacity or arising out of his status as such, whether or not the Company would have the power to indemnify him against such liability under the provisions of this Article or the applicable provisions of Florida law.

Section 6.       Savings Clause. If this Article or any portion hereof shall be invalidated on any ground by any court of competent jurisdiction, then the Company shall nevertheless indemnify and hold harmless, and make advances to, each Indemnified Person as to costs, charges and expenses (including attorneys' fees), liabilities, judgments, fines and amounts paid in settlement with respect to any Proceeding, including any action by or in the right of the Company, to the full extent permitted by any applicable portion of this Article that shall not have began invalidated and as otherwise permitted by applicable law.

ARTICLE IX

Miscellaneous

Section 1.       Corporate Seal. The corporate seal of the Company shall be circular in form and shall include the name and jurisdiction of incorporation of the Company.

Section 2.       Fiscal Year. The fiscal year of the Company shall end on December 31 of each calendar year, unless otherwise fixed by resolution of the Board of Directors.

Section 3.       Checks. All checks, drafts or other orders for the payment of money, notes or other evidences of indebtedness issued in the name of the Company shall be signed by the President, the Treasurer or such other officer(s) or agent(s) of the Company as shall be determined from time to time by resolution of the Board of Directors.

ARTICLE X

Amendment

The Board of Directors shall have the power to adopt, amend or repeal the Bylaws or any part hereof. Certain provisions of the Bylaws, as stated herein, may not be altered, amended or repealed except by the affirmative vote of at least two-thirds of the outstanding shares of capital stock of the Company entitled to vote at a shareholders' meeting duly called for such purpose. Except for such provisions requiring a two-thirds vote to alter, amend or repeal, the Bylaws may be altered, amended or repealed, and new bylaws may be adopted, by the shareholders upon the affirmative vote of at least a majority of the outstanding shares of capital stock of the Company entitled to vote at a shareholders' meeting duly called for such purpose. Notwithstanding anything contained in these Bylaws to the contrary, this Article X shall not be altered, amended or repealed except by an affirmative vote of at least two-thirds of the outstanding shares of capital stock of the Company entitled to vote at a shareholders' meeting duly called for such purpose.